                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934, as amended.

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                             FAXSAV INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                              FAXSAV INCORPORATED
                              399 Thornall Street
                            Edison, New Jersey 08837

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 4, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FaxSav Incorporated, a Delaware corporation (the "Company"), will be held on Friday June 4, 1999, at the Sheraton Woodbridge Place Hotel, 515 Route One South, Iselin, New Jersey 08830 (732) 634-3600 at 10:00 a.m. (Eastern Daylight Time) for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect one (1) director to serve for a three-year term ending in the year 2002 or until his successor is duly elected and qualified;

    2. To approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"), to increase the number of shares of Common Stock authorized for issuance over the term of the 1996 Plan by an additional 500,000 shares;

    3. To ratify the appointment of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1999; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 12, 1999, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          /s/ Thomas F. Murawski

                                          Thomas F. Murawski
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

April 29, 1999

--------------------------------------------------------------------------------

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY
--------------------------------------------------------------------------------

                              FAXSAV INCORPORATED

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1999

GENERAL

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of FaxSav Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 4, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Sheraton Woodbridge Place Hotel, 515 Route One South, Iselin, New Jersey 08830 (732) 634-3600. These proxy solicitation materials were mailed on or about April 29, 1999, to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 12, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 14,062,892 shares of the Company's common stock, par value $0.01 ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 12, 1999. Stockholders may not cumulate votes in the election of directors.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 399 Thornall Street, Edison, New Jersey 08837, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than December 31, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 1999 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 15, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE
                              ELECTION OF DIRECTOR

GENERAL

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five (5) persons. The class whose term of office expires at the Annual Meeting currently consists of two directors, but is being reduced by the Board to one director. The director elected to this class will serve for a term of three years, expiring at the 2002 annual meeting of stockholders or until his successor has been duly elected and qualified. The nominee listed below is currently a director of the Company. If this proposal is approved, the Board will consist of four persons, with two classes consisting of one director each and one class consisting of two directors.

    The nominee for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

NOMINEE FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    THOMAS F. MURAWSKI, joined FaxSav in November 1991, after serving as Executive Vice President of Western Union Corporation, a global telecommunications and financial services company ("Western Union"), where he was President of its Network Services Group. Prior to joining Western Union, Mr. Murawski served twenty-three years with ITT Corporation, a diversified manufacturing and services company ("ITT"). He has held operating responsibilities in the areas of subsidiary and product line management, engineering, sales and marketing for both voice and data-oriented businesses. Mr. Murawski's last position with ITT was President and General Manager of ITT World Communications Inc., an international telecommunications services company.

CONTINUING DIRECTOR FOR TERM ENDING UPON THE 2000 ANNUAL MEETING OF STOCKHOLDERS

    RICHARD MILLER, has been a director of the Company since February 1, 1999. Mr. Miller is currently the Chief Executive Officer of Telematica, Inc., a consulting firm specializing in commercial and technical strategies for the data communications and networked applications industry that he founded in 1981 and re-established in March 1994. From 1991 until March 1994, Mr. Miller served as Executive Vice President at General Magic, Inc., a provider of CITI (computer-Internet-telephony integration) solutions for the mobile user community. Prior to joining General Magic, Inc., Mr. Miller served as Chief Executive Officer of Rapport Communication, Inc., a consulting firm specializing in technology strategies in the areas of e-mail, groupware, directory services and electronic commerce.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2001 ANNUAL MEETING OF
  STOCKHOLDERS

    ROBERT LABANT, has been a director of the Company since June 1996. Since July 1996, Mr. Labant has served as President and Chief Operating Officer of Candle Software Services Corporation, a systems management software company. From February 1995 until July 1996, Mr. Labant worked as a self-employed independent consultant to software companies. For twenty-eight years, until February 1995, Mr. Labant served in various capacities at International Business Machines Corp. ("IBM"). Mr. Labant's last position at IBM was as Senior Vice President and General Manager of North American Operations, and previously he served as Vice President and General Manager of the AS 400 Product Manufacturing and Development Division. Mr. Labant also serves on the Board of Directors of Arkwright Insurance, a mutual insurance company, and on the Board of Overseers of the Amos Tuck School of Business at Dartmouth College.

    PETER A. HOWLEY, has been a director of the Company since January 1992. Mr. Howley is the Chief Executive Officer of IPWireless, Inc., a startup company formed in April 1999 in the data, internet and voice telecommunications industry. Mr. Howley has been a private investor since May 1994. From August 1985 until May 1994, Mr. Howley served as President, Chief Executive Officer, and Chairman of the Board of Directors of Centex Telemanagement, Inc., a telecommunications management services company. Mr. Howley currently serves as a director of Worldport Communications, Inc., and Exodus Communications, Inc.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors held five meetings and acted by unanimous written consent twice during the fiscal year ended December 31, 1998 (the "1998 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1998 Fiscal Year.

    The Audit Committee currently consists of two directors, Mr. Drazan and Mr. Labant, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during the 1998 Fiscal Year.

    The Compensation Committee currently consists of two directors, Mr. Drazan and Mr. Howley, and is primarily responsible for determining the salaries and incentive compensation of the officers of the Company and providing recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock option and benefit plans. The Compensation Committee held two meetings during the 1998 Fiscal Year.

DIRECTOR COMPENSATION

    CASH COMPENSATION. The Company does not pay cash compensation to any of its Directors.

    STOCK OPTION GRANT. Under the Automatic Option Grant component of the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"), each individual who first becomes a non-employee Board member on or after October 11, 1996 will receive a 22,222 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member after the meeting and has served as a non-employee Board member for at least six months will receive an additional option grant to purchase 4,444 shares of Common Stock whether or not such individual has been in the prior employ of the Company. Each of Messrs. Labant and Howley will receive an automatic grant of an option to purchase 4,444 shares of Common Stock in connection with the Annual

Meeting. Mr. Miller received an automatic option grant for 22,222 shares of Common Stock on February 1, 1999, the date of his appointment to the Board. The exercise price per share in effect under Mr. Miller's option is $7.49, the fair market value per share of Common Stock on the grant date. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should optionee cease to serve as a Board of Directors member.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

                                  PROPOSAL TWO
       APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the 1996 Plan that will effect an increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan by an additional 500,000 shares to 2,944,175 shares.

    The 1996 Plan became effective on June 30, 1996. In March 1998, the Board amended the 1996 Plan to, among other things, increase the shares of Common Stock available for issuance under the 1996 Plan and enhance the eligibility provisions of the Discretionary Option Grant and Stock Issuance Programs under the 1996 Plan. The stockholders approved those amendments at the 1998 Annual Meeting. The amendments to the 1996 Plan for which stockholder approval is sought under this Proposal No. Two were adopted by the Board in April 1999, subject to stockholder approval at the Annual Meeting.

    The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1996 Plan to attract and retain the services of key individuals, including through acquisitions, essential to the Company's long-term growth and success.

    The following is a summary of the principal features of the 1996 Plan, including the amendment which will become effective upon stockholder approval of this Proposal No. Two, together with the applicable tax and accounting implications for the Company and the participants. However, the summary does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal executive offices in Edison, New Jersey.

EQUITY INCENTIVE PROGRAMS

    The 1996 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The Compensation Committee of the Board and the Board have separate but concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator (which as used in this summary will mean either the Compensation Committee or the Board to the extent each such entity is administering the 1996 Plan) will have complete discretion (subject to the provisions of the 1996 Plan) to authorize option grants under the 1996 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder. Stockholder approval of the amendment to the 1996 Plan subject to this Proposal will constitute pre-approval of all option grants subsequently made on the basis of the amended 1996 Plan under that program and the subsequent exercise and cancellation of those options in accordance with those terms.

SHARE RESERVE

    The maximum number of shares of the Company's Common Stock available for issuance over the term of the Plan may not exceed 2,944,175 shares, including the 500,000 share increase for which stockholder approval is sought under this Proposal. In no event may any one participant in the Option Plan receive options, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares in the aggregate over the term of the Plan.

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to each outstanding option.

    Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the Plan will not be available for subsequent issuance.

CHANGES IN CAPITALIZATION

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1996 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the Option Plan.

ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board (including members of the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program.

    As of March 31, 1999, approximately seven executive officers, fifty other employees and four non-employee Board members were eligible to participate in the Plan, and four non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 1999, the closing selling price per share was $7.72.

                       DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1996 Plan will be paid by the Company.

PRICE AND EXERCISABILITY

    The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No option granted will have a term in excess of ten (10) years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. The shares of Common Stock acquired upon the exercise of one or more options may, however, be unvested and subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator may at any time cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

    The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

    No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

TERMINATION OF SERVICE

    Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

STOCK APPRECIATION RIGHTS

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    LIMITED STOCK APPRECIATION RIGHTS may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

CANCELLATION/REGRANT PROGRAM

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

    The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

TERMS

    Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

1. Each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 22,222 shares of Common Stock, provided such individual has not previously been in the Company's employ.

2. On the date of each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will automatically be granted a non-statutory option to purchase 4,444 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six (6) months. There will be no limit on the number of such 4,444-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employee will be eligible to receive one or more of those annual grants.

3. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date. The option will have a maximum term of ten (10) years, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares of Common Stock subject to the initial 22,222-share grant will vest in a series of four (4) successive equal annual installments measured from the grant date. The shares of Common Stock subject to each annual 4,444-share grant will vest upon completion of one year of Board service measured from the grant date.

4. Each automatic option will remain exercisable for a twelve (12)-month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

5.  The shares subject to each automatic option grant will immediately vest upon
    (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

6. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal No. Two will constitute pre-approval of each option subsequently granted with such a surrender right and the subsequent surrender of that option in accordance with foregoing provisions. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

    The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretionary authority to provide for the acceleration of any options assumed in an acquisition and any unvested shares which do not vest at the time of the acquisition upon the involuntary termination of the optionee's service within 18 months following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for the automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program at the time of such change in control or upon the subsequent termination of the optionee's service.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service. During 1998, the Company made loans to each of Thomas Murawski, President and Chief Executive Officer of the Company, and Peter Macaluso, Vice President and Chief Financial Officer of the Company, in the amounts of $199,998 and $3,600, respectively.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan between January 1, 1998 and March 31, 1999 under the Plan together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                                WEIGHTED
                                                                                                 AVERAGE
                                                                               NUMBER OF        EXERCISE
NAME                                                                         OPTION SHARES        PRICE
-------------------------------------------------------------------------  -----------------  -------------
Thomas F. Murawski.......................................................           100,000    $      3.25
Chief Executive Officer, President and Chairman of the Board of Directors
George Frylinck..........................................................            35,000           2.98
Vice President, International Marketing and Business Development
James C. Kaufeld.........................................................            35,000           2.98
Vice President, Engineering
Peter S. Macaluso........................................................            35,000           2.98
Vice President and Chief Financial Officer
Thomas C. Mullaney.......................................................            25,000           2.88
Vice President, Sales
All current executive officers as a group................................           460,000           3.00
(7 persons)
Jeffrey M. Drazan........................................................             4,444           3.81
Director
Peter A. Howley..........................................................             4,444           3.81
Director
Robert Labant............................................................            26,666           3.08
Director
Richard Miller...........................................................            22,222           7.44
Director
All non-employee directors as a group....................................            57,776           4.87
(4 persons)
All employees, including current officers who are not executive officers            319,000           4.23
  as a group.............................................................
(48 persons)

    As of March 31, 1999, options covering 2,100,094 shares of Common Stock were outstanding under the 1996 Plan, 530,265 shares remained available for future option grant or direct issuance (assuming stockholder approval of the increase which forms part of this Proposal), and 313,816 shares had been issued pursuant to the exercise of outstanding options or direct issuances under the 1996 Plan.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1996 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on June 29, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1996 Plan will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the amendments to the 1996 Plan. Should such stockholder approval not be obtained, then the 500,000 share increase to the share reserve will not be implemented, and any stock options granted on the basis of the 500,000 share increase to the 1996 Plan will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increase. The 1996 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1996 Plan in effect prior to the amendments summarized in this Proposal No. Two, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1996 Plan.

NEW PLAN BENEFITS

    As of March 31, 1999, no options have been granted, and no direct stock issuances have been made, on the basis of the 500,000 share increase which forms part of this Proposal No. Two. At the 1999 Annual Meeting, each individual who will continue to serve as a non-employee Board member and has served as a non-employee Board member for at least six months will receive an option grant under the Automatic Option Grant Program to purchase 4,444 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1996 PLAN.

                                PROPOSAL THREE:
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the Company during the 1998 Fiscal Year, to serve in the same capacity for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director,
(iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                            NUMBER OF SHARES OF       PERCENTAGE OF
                                                                         COMMON STOCK BENEFICIALLY       SHARES
NAME OF BENEFICIAL OWNER                                                         OWNED(1)            OUTSTANDING(1)
-----------------------------------------------------------------------  -------------------------  -----------------
Entities affiliated with Sierra Ventures (2) Building 4, Suite 210 3000
  Sand Hill Road Menlo Park, California 94025..........................           1,077,759                   7.2%

Brookhaven Capital Management Co. Ltd. 3000 Sand Hill Road, Bldg. 3,
  Suite 105 Menlo Park, California 94025...............................           2,428,000                  16.2%

Wayne Close (3) 19161 S.E. Debora Drive Boring, Oregon 97009...........           1,231,800                   8.2%

Thomas F. Murawski (4).................................................             453,482                   3.0%

Jeffrey Drazan (2).....................................................           1,077,759                   7.2%

Peter A. Howley (5)....................................................             241,002                   1.6%

Robert Labant (6)......................................................              45,444                     *

Richard Miller.........................................................                   0                     *

George Frylinck (7)....................................................              85,902                     *

James C. Kaufeld (8)...................................................              92,347                     *

Peter S. Macaluso (9)..................................................              89,051                     *

Thomas C. Mullaney (10)................................................             131,555                     *

All current directors and executive officers as a group (11 persons)
  (11).................................................................           2,242,208                  15.0%

*   Less than one percent.

------------------------

(1) Gives effect to the shares of Common Stock issuable within 60 days of March 31, 1999 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2) Includes (i) 687,682 shares of Common Stock held by Sierra III, (ii) 6,916 shares of Common Stock held by Sierra III International and (iii) 338,162 shares of Common Stock held by Sierra V. Mr. Drazan, a Director of the Company, is a general partner of an affiliate of Sierra III, Sierra III International and Sierra V and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Drazan disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Sierra III, Sierra III International and Sierra

    V. Also includes 44,999 shares of Common Stock issuable to Mr. Drazan upon exercise of stock options.

(3) Includes 1,132,300 shares of Common Stock held in a joint account with Mr. Close's wife and 4,000 shares of Common Stock held in a joint account with Mr. Close's father.

(4) Includes 396,927 shares of Common Stock issuable upon exercise of stock options and 1,000 shares of Common Stock held by Mr. Murawski's son. Mr. Murawski disclaims beneficial ownership of the shares held by his son.

(5) Includes 47,777 shares of Common Stock issuable upon exercise of stock options.

(6) Includes 14,444 shares of Common Stock issuable upon exercise of stock options.

(7) Consists of 85,902 shares of Common Stock issuable upon exercise of stock options.

(8) Consists of 83,847 shares of Common Stock issuable upon exercise of stock options.

(9) Consists of 84,051 shares of Common Stock issuable upon exercise of stock options.

(10) Consists of 120,555 shares of Common Stock issuable upon exercise of stock options.

(11) See Notes (2) through (10).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid by the Company during 1998, 1997 and 1996 to the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company whose total compensation during 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                                        -------------
                                                                                       ANNUAL            SECURITIES
                                                                                  COMPENSATION (1)       UNDERLYING
                                                                               -----------------------     OPTIONS
NAME AND PRINCIPAL POSITION                                      FISCAL YEAR   SALARY ($)   BONUS ($)        (#)
--------------------------------------------------------------  -------------  ----------  -----------  -------------

Thomas F. Murawski............................................         1998    $  224,046   $  56,800       100,000
President and Chief Executive Officer                                  1997       199,142      40,000       125,000
                                                                       1996       190,362      61,025        77,778

George Frylinck...............................................         1998    $  133,470   $  25,000        35,000
Vice President, International Marketing and Business                   1997       118,512      20,000        25,000
  Development                                                          1996       118,362      10,440         3,333

James C. Kaufeld..............................................         1998    $  158,470   $  19,880        35,000
Vice President, Engineering                                            1997       148,512      10,000        25,000
                                                                       1996       148,362      18,770         6,667

Peter S. Macaluso.............................................         1998    $  134,410   $  19,880        35,000
Vice President and Chief Financial Officer                             1997       119,424      18,500        25,000
                                                                       1996       119,334      18,596         8,889

Thomas C. Mullaney............................................         1998    $  148,470   $  25,000        25,000
Vice President, Sales                                                  1997       148,512          --            --
                                                                       1996       148,362      22,955            --

------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 1998.

                                                           INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                    ----------------------------------------------------------------         VALUE AT
                                                   PERCENT OF                                          ASSUMED ANNUAL RATES
                                     NUMBER OF    TOTAL OPTIONS                                              OF STOCK
                                    SECURITIES     GRANTED TO        INITIAL                          PRICE APPRECIATION FOR
                                    UNDERLYING    EMPLOYEES IN      EXERCISE                             OPTION TERM (2)
                                      OPTIONS        FISCAL           PRICE          EXPIRATION       ----------------------
NAME                                  GRANTED        YEAR(1)        ($/SHARE)           DATE              5%         10%
----------------------------------  -----------  ---------------  -------------  -------------------  ----------  ----------

Thomas F. Murawski................     100,000           12.8%     $      3.25              11/10/08  $  204,391  $  517,966

George Frylinck...................      35,000            4.5%     $ 2.88-3.25     09/01/08-11/10/08  $   80,912  $  190,663

James C. Kaufeld..................      35,000            4.5%     $ 2.88-3.25     09/01/08-11/10/08  $   80,912  $  190,663

Peter S. Macaluso.................      35,000            4.5%     $ 2.88-3.25     09/01/08-11/10/08  $   80,912  $  190,663

Thomas C. Mullaney................      25,000            3.2%     $      2.88              09/01/08  $   60,473  $  138,867

------------------------

(1) Based on a aggregate of 779,000 options granted to employees in fiscal 1998, including options granted to the Named Executive Officers.

(2) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock from the date of grant to the current date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table sets forth certain information for each Named Executive Officers regarding stock option holdings as of December 31, 1998.

                                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                                              UNDERLYING                   THE-MONEY
                                              SHARES                    UNEXERCISED OPTIONS AT      OPTIONS AT FISCAL YEAR
                                            ACQUIRED ON     VALUE         FISCAL YEAR-END(#)                END(1)
                                             EXERCISE     REALIZED    --------------------------  ---------------------------
NAME                                            (#)          ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------------  -----------  -----------  -----------  -------------  ------------  -------------

Thomas F. Murawski........................      55,555    $   8,333      365,363        282,748   $  2,019,883   $ 1,102,162

George Frylinck...........................          --           --       80,408         63,036        433,892       251,798

James C. Kaufeld..........................      15,000       49,050       79,356         60,754        405,773       232,981

Peter S. Macaluso.........................       5,000       15,150       77,956         66,045        414,082       260,965

Thomas C. Mullaney........................       7,500       27,337      114,907         60,371        656,897       290,104

------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Common Stock using the closing selling price on the Nasdaq National Market of $6.18 per share of Common Stock on December 31, 1998.

                              CERTAIN TRANSACTIONS

STOCK OPTIONS

    In 1998, the Company granted executive officers and directors a total of 517,776 stock options with exercise prices ranging from $2.88 per share to $7.44 per share.

LOAN TRANSACTIONS

    In 1998, the Company granted a loan to Thomas Murawski, President and Chief Executive Officer of the Company, in the amount of $199,998.

EMPLOYMENT SEVERANCE AGREEMENTS

    The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

    The Compensation Committee as Plan Administrator of the Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

    Each of the Company's directors and officers, with the exception of Mr. Labant, is party to an agreement with the Company providing for the acceleration of the vesting of options to purchase Common Stock held by such director and officer in the event of the involuntary removal or dismissal (as defined in such agreement) of such director or officer in connection with an acquisition (as defined in such agreement) of the Company. Such agreements may have the effect of delaying or preventing a change in control of the Company, and therefore, could adversely affect the price of the Company's Common Stock. The Company has also agreed to pay Mr. Murawski $12,500 per month, plus all benefits, for up to three months after the termination of his employment without cause.

    Each of the Company's officers is party to an agreement with the Company providing for certain payments in the event of an Involuntary Termination (as defined in the agreements) in connection with a Change in Control (as defined in the agreement). Mr. Murawski's agreement provides for the payment of an amount equal to eighteen months base salary. Mr. Macaluso's agreement provides for the payment of an amount equal to twelve months base salary. The remaining officers have agreements providing for the payment of an amount equal to six months base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Drazan and Howley. Certain members of the Company's Board of Directors have been parties to transactions with the Company. See "Certain Transactions." Although neither Mr. Drazan nor Mr. Howley was an officer or executive of the Company in fiscal year 1998, Mr. Drazan briefly served as interim president of the Company in 1991.

    No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors currently consists of two nonemployee directors, Messrs. Drazan and Howley. See "Executive Compensation-Compensation Committee Interlocks and Insider Participation." The Compensation Committee has reviewed and ratified the compensation paid to executive officers in 1998.

    The Compensation Committee advises the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's Plan under which option grants, restricted awards and performance awards may be made to directors, executive officers and employees of the Company and its subsidiaries.

    General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

FACTORS.

    The principal factors which the Compensation Committee considered in ratifying the components of each executive officer's compensation package for fiscal year 1998 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    - BASE SALARY.

    The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    - BONUS.

    The suggested bonus for each executive officer is determined on the basis of the following factors: Company performance, personal performance and the bonus levels in effect for comparable positions within and without the industry. The Committee establishes maximum annual bonus amounts for each individual based on the bonus levels for comparable positions and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee may from time to time award additional cash bonuses when such bonuses are deemed to be in the best interest of the Company.

    - LONG-TERM INCENTIVE COMPENSATION.

    Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 460,000 stock options granted to executive officers in 1998.

    CEO COMPENSATION. Regulations of the Securities and Exchange Commission require the Board of Directors to disclose their basis for compensation reported for Mr. Murawski in 1998 and to discuss the relationship between the Company's performance during the last fiscal year and Mr. Murawski's performance. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent.

    The suggested base salary established for Mr. Murawski on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

    Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 1999 will exceed the $1 million limit per officer.

THE COMPENSATION COMMITTEE

MR. PETER A. HOWLEY
MR. JEFFREY M. DRAZAN

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from October 11, 1996 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to the Company during the same period.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
         AMONG FAXSAV INCORPORATED, THE NASDAQ STOCK MARKET (US) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                          FAXSAV INCORPORATED        NASDAQ STOCK MARKET (U.S.)            NASDAQ TELECOMMUNICATIONS
dollars                10/11/1996                         100                               100                                  100
                            12/96                          69                               103                                  101
                            12/97                          32                               126                                  149
                            12/98                          77                               178                                  244

                                                                   36,160
                                                                                36,160
dollars                                                                             60

------------------------

(1) $100 invested on 10/11/96 in FaxSav Incorporated, the Nasdaq Stock Market
    (US) Index and the Nasdaq Telecommunications Index.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

    James C. Kaufeld, Vice President, Engineering of the Company, was required to file a Form 4, Statement of Changes in Beneficial Ownership (a "Form 4") for the month of May 1998 no later than June 10, 1998 to report an option exercise for that month. Mr. Kaufeld filed such Form 4 on September 4, 1998.

    Thomas C. Mullaney, Vice President, Sales of the Company, was required to file a Form 4, Statement of Changes in Beneficial Ownership for the month of June 1998 no later than July 10, 1998 to report an option exercise for that month. Mr. Mullaney filed such Form 4 on September 8, 1998.

ANNUAL REPORT

    A copy of the Annual Report of the Company for the 1998 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

    The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 30, 1999. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                          By Order of the Board of Directors

                                          /s/ Peter S. Macaluso

                                          Peter S. Macaluso
                                          SECRETARY

Dated: April 29, 1999

                           FAXSAV INCORPORATED PROXY
                        ANNUAL MEETING OF STOCKHOLDERS,
                                  JUNE 4, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF FAXSAV INCORPORATED

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 4, 1999 and the Proxy Statement and appoints Thomas F. Murawski, Chairman, President and Chief Executive Officer, and Peter S. Macaluso, Vice President and Chief Financial Officer, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of FaxSav Incorporated (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Woodbridge Place Hotel, 515 Route One South, Iselin, New Jersey 08830 (732) 634-3600 on Friday, June 4, 1999 at 10:00 Eastern Daylight Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at such Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

    1. To elect one (1) director to serve for a three-year term ending in the year 2002 or until his successor is duly elected and qualified;

   FOR       WITHHOLD
           AUTHORITY TO
               VOTE

      Thomas F. Murawski

       2.  FOR        AGAINST     ABSTAIN    To approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the
                                             "1996 Plan"), to increase the number of shares of Common Stock authorized for issuance over the term of the 1996 Plan by an additional 500,000 shares;
       3.  FOR        AGAINST     ABSTAIN    To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the
                                             Company for the fiscal year ending December 31, 1999.
       4.                                    In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

    The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:                             (Print name(s) on certificate)
Please sign your name:                Date:
                                      (Authorized Signature(s))